FOR IMMEDIATE RELEASE                               Quarterly Report
     Date:               October 18, 2002                Stock Exchange: Nasdaq
     Contact:            Donald F. Holt, EVP/CFO
     (717) 920-5801, Fax (717) 920-1683


        COMMUNITY BANKS, INC. REPORTS RECORD THIRD QUARTER EARNINGS

     Harrisburg, PA- Community Banks, Inc. "Community" (Listed on Nasdaq: CMTY)

     Community Banks, Inc., the parent company of CommunityBanks, today reported record profit performance for both the third quarter and the nine months ended September 30, 2002. Earnings per share for the third quarter reached $0.50 compared to $0.46 in same period of 2001, an increase of nearly 9%. Net income grew almost 10% to $4.7 million versus $4.3 million in the year earlier period. This performance resulted in a return on average assets (ROA) of 1.17% and a return on average equity (ROE) of 15.09%, nearly equal to the ROA of 1.21% and ROE of 15.18% recorded in the third quarter of 2001.

     Net income reached $13.8 million for the first three quarters of 2002 and ROA and ROE performance were 1.18% and 15.63%, respectively. Earnings per share for the first nine months of 2002 reached $1.46 compared to $0.98 in 2001, an increase of 49%. Performance in 2001 had been affected by special charges associated with the acquisition of Glen Rock State Bank in March of 2001.

     Despite the sluggish national economy, Community was able to report meaningful improvements in net interest income, the single largest source of revenue for most financial institutions. Interest rates, which are a key driver of revenues from net interest income, continued to decline to levels that have not been seen for decades. Community seeks to maximize net interest income under a variety of interest rate environments, and reflected an increase of nearly 15% between the third quarter of 2001 and the same period of 2002. Community was also able to record a lower provision for loan losses between the two periods, which is consistent with the reduction in the level of problem loans and the steady improvement in overall credit quality metrics since the end of 2001. At the same time, operating expenses have remained constant with the overall level of revenue, resulting in the increase in both earnings per share and net income.

     The economies within the markets served by Community Banks have not been measurably influenced by national recessionary trends, and some sectors have been able to sustain moderate economic growth. These factors, combined with changes in the competitive landscape, have permitted continued growth in loan and deposit volumes in the third quarter, though at a pace slightly below that of the first half of 2002. This growth was fueled by continuing demand for middle market and small business lending, combined with sustained growth in consumer borrowing. Likewise, growth in deposit volumes has continued throughout the year. At the end of the quarter, loans exceeded $900 million and deposits reached over $1.1 billion. Likewise, overall asset levels topped $1.6 billion as of September 30, 2002.

     "Much was  accomplished  during the third quarter of 2002." commented Eddie
L. Dunklebarger, Chairman and Chief Executive Officer. "While continuing to report solid performance and sustained balance sheet growth during the quarter, we were also able to finalize much of the consolidation of our back office operations. This effort, which we began at the end of 2001, will provide us with a platform that will allow us to continue to grow both internally and through acquisition. Most importantly, it was accomplished with minimal disruption to our customer base."

     Community recently announced office expansion plans that will result in two new offices in both Westminster and Manchester, Maryland, representing the company's first expansion across the border from its Adams County presence. Other previously announced expansion plans have included the opening of a new operations center and banking facility in Hanover, Pennsylvania and plans for the opening of a new banking facility that will serve downtown York, Pennsylvania. Community continues to add to its expanding offsite ATM presence with new locations in Hazleton and Shamokin, Pennsylvania.

     Despite the reported improvement in net interest income, management recognizes that further declines in interest rates could serve to constrain the pace of growth in revenue from net interest income. Community's balance sheet posture has been restructured in anticipation of higher future interest rates. Prospects for more significant margin improvement may be hampered if rates were to decline substantially from their current levels. However, management is confident that extended periods of additional rate declines are unlikely, and believes that it is properly positioned to take advantage of a gradual increase in the overall level of interest rates.

     The Corporation's banking operations currently have 41 offices located in Adams, Cumberland, Dauphin, Luzerne, Northumberland, Schuylkill, Snyder and York counties as well as 90 on-site and remote ATM's.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, that is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.


                                                       Community Banks, Inc.

                                                    Selected Financial Information
                                       (Dollars in thousands, except per share data and ratios)


                                                                              Three Months Ended              Nine Months Ended
                                                                                 September 30,                   September 30,
                                                                              2002          2001              2002         2001
                                                                              ----          ----              ----         ----
Consolidated summary of operations:

     Interest income                                                     $  24,413      $  24,567         $  72,735     $  73,466
     Interest expense                                                       11,465         13,148            34,979        39,829
                                                                            ------         ------            ------        ------
       Net interest income                                                  12,948         11,419            37,756        33,637
     Provision for loan losses                                                 500          1,306             2,750         3,750
                                                                               ---          -----             -----         -----
       Net interest income after provision for loan losses                  12,448         10,113            35,006        29,887

     Other income:
     Investment management and trust services                                  260            180               765           480
     Service charges on deposit accounts                                       932            763             2,508         2,165
     Other service charges, commissions, and fees                              568            450             1,855         1,345
     Investment security gains                                                  64          1,018               600         1,256
     Insurance premium income and commissions                                  331            349             1,513         1,051
     Gains on loan sales                                                       310            326               796           867
     Other income                                                              511            583             2,284         1,396
                                                                               ---            ---             -----         -----
       Total other income                                                    2,976          3,669            10,321         8,560
                                                                             -----          -----            ------         -----

     Other expenses:
     Salaries and employee benefits                                          5,638          4,497            15,968        13,729
     Net occupancy expense                                                   1,528          1,259             4,333         3,994
     Operating expenses of insurance subsidiary                                222            178               574           515
     Merger and restructuring related expenses                                 ---           (115)              ---         1,683
     Other operating expenses                                                2,175          2,468             8,138         7,150
                                                                             -----          -----             -----         -----
       Total other expense                                                   9,563          8,287            29,013        27,071
                                                                             -----          -----            ------        ------
       Income before income taxes                                            5,861          5,495            16,314        11,376
     Income taxes                                                            1,121          1,176             2,504         2,218
                                                                             -----          -----             -----         -----

       Net income                                                        $   4,740      $   4,319         $  13,810     $   9,158
                                                                         =========      =========         =========     =========

     Net loan charge-offs                                                $     357      $   1,775         $   2,113     $   2,289
     Net interest margin (FTE)                                                3.78%          3.75%             3.83%         3.82%
     Efficiency ratio 2]                                                     55.04%         53.82%            56.05%        60.96%
     Return on average assets 2]                                              1.17%          1.21%             1.18%          .89%
     Return on average stockholders' equity 2]                               15.09%         15.18%            15.63%        11.18%

Consolidated per share data: 1]

     Basic earnings per share                                            $     .51      $     .47         $    1.49     $     .99
                                                                         =========      =========         =========     =========

     Diluted earnings per share                                          $     .50      $     .46         $    1.46     $     .98
                                                                         =========      =========         =========     =========

     Book value at end of period 3]                                      $   13.13      $   12.11         $   13.13     $   12.11
                                                                         =========      =========         =========     =========



                                                         Community Banks, Inc.

                                                    Selected Financial Information
                                       (Dollars in thousands, except per share data and ratios)



Consolidated balance sheet data:

                                                                   Three Months Ended              Nine Months Ended
                                                                       September 30,                  September 30,
                                                                   2002          2001             2002             2001
                                                                   ----          ----             ----             ----

Average total loans                                          $   900,484    $   844,898     $    882,621    $   829,016
Average earning assets                                         1,509,234      1,326,374        1,468,652      1,281,793
Average assets                                                 1,603,974      1,420,162        1,562,794      1,369,267
Average deposits                                               1,114,499      1,007,357        1,082,390        969,822
Average stockholders' equity                                     124,595        112,847          118,098        109,511
Average fully diluted shares outstanding 1]                    9,441,000      9,456,000        9,460,000      9,367,000


                                                             September30,  December 31,      September 30,   9/30/02 vs.9/30/01
                                                                 2002           2001             2001            % Change
                                                                 ----           ----             ----            --------

Assets                                                      $  1,626,828    $ 1,509,734    $   1,446,194           12.5
Total loans                                                      904,614        857,278          853,049            6.0
Deposits                                                       1,115,395      1,003,225        1,013,031           10.1
Stockholders' equity 3]                                          120,370        115,273          112,782            6.7
Accumulated other comprehensive income (loss)                      7,680         (4,024)           2,236          243.5
Fully diluted shares outstanding 1]                            9,378,000      9,516,000        9,471,000           (1.0)


Non-accrual loans                                           $      8,640    $    11,090    $      10,670          (19.0)
Other real estate owned                                              684            631              534           28.1
                                                                     ---            ---              ---           ----
     Total non-performing assets                                   9,324         11,721           11,204          (16.8)
Accruing loans 90 days past due                                      691          1,659              708           (2.4)
               --                                                    ---          -----              ---           ----

     Total risk elements                                    $     10,015    $    13,380    $      11,912          (15.9)
                                                            ============    ===========    =============          =====

Allowance for loan losses                                   $     12,769    $    12,132    $      11,789            8.3


Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                   1.41%          1.42%            1.38%            2.2
Allowance for loan losses to non-performing loans                   148%           109%             110%           34.5
Non-performing loans to total loans
     outstanding                                                    .96%          1.29%            1.25%          (23.2)
Non-performing assets to total assets                               .57%           .78%             .77%          (26.0)

1] Per share and share data have been restated to reflect a 5% stock dividend paid April 30, 2002. 2] Including merger and restructuring related expenses for the period ending September 30, 2001. 3] Excluding accumulated other comprehensive income (loss).

Certain amounts reported in the periods ended September 30, 2001 have been reclassified to conform with the 2002 presentation. These reclassifications did not impact the Corporation's financial condition or results of operations.